UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 3, 2007
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including zip code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ࿠	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ྑ࿠	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ྑ࿠	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ྑ࿠	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2007, EMCORE Corporation (the “Company”) entered into a First Supplemental Indenture (the “2004 Supplemental Indenture”) with Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), which amends the Indenture, dated as of February 24, 2004 (the “2004 Indenture”), between the Company and the Trustee, governing the Company’s 5% Convertible Senior Subordinated Notes due 2011 issued thereunder (the “2004 Notes”). Also on April 9, 2007, the Company entered into a First Supplemental Indenture (the “2005 Supplemental Indenture” and together with the 2004 Supplemental Indenture, the “Supplemental Indentures”) with the Trustee, which amends the Indenture, dated as of November 16, 2005 (the “2005 Indenture” and together with the 2004 Indenture, the “Indentures”), between the Company and the Trustee, governing the Company’s 5% Convertible Senior Subordinated Notes due 2011 issued thereunder (the “2005 Notes” and together with the 2004 Notes, the “Notes”).

Each Supplemental Indenture, among other things, increases the interest rate of the applicable Notes to 5.5% from 5.0%, reduces the Conversion Price (as defined in the applicable Indenture) from $8.09 to $7.01, provides for an increase in the Conversion Rate (as defined in the applicable Supplemental Indenture) in the event of a Non-Stock Change of Control (as defined in the applicable Supplemental Indenture), amends the restriction on payment of dividends, amends the definition of “Events of Default” and provides for an additional payment in certain circumstances in which the Company fails to comply with its reporting obligations under the applicable Indenture. The Supplemental Indentures also provide a waiver of the Company’s failure to file certain reports with the Securities and Exchange Commission (the “SEC”). If the Company fails to file such reports by December 31, 2007, the Company will be required to pay an additional payment in the amount of .25%, applied on an annualized basis, of the principal amount of the Notes then outstanding until the Company files such reports. If the Company has not filed the reports by February 29, 2008, the Trustee or the holders of the Notes may declare the Notes immediately due and payable in accordance with the provisions of the Indenture. The 2004 Supplemental Indenture also amends the cancellation provisions of the 2004 Indenture to allow the Company to hold, exchange and sell 2004 Notes that it has purchased.

In order to give effect to the Supplemental Indentures, the Company entered into a Consent to Amendment and Waiver, dated as of April 9, 2007 (the “2004 Consent”), with certain holders of the 2004 Notes (the “2004 Consenting Holders”), and a Consent to Amendment and Waiver, dated as of April 9, 2007 (the “2005 Consent” and together with the 2004 Consent, the “Consents”), with the holder of the 2005 Notes (together with the 2004 Consenting Holders, the “Consenting Holders”), pursuant to which holders of at least a majority of the outstanding 2004 Notes and at least a majority of the 2005 Notes consented to the execution and delivery of the 2004 Supplemental Indenture and the 2005 Supplemental Indenture, respectively. The Consenting Holders also waived any and all Defaults (as defined in the applicable Indenture) and Events of Default (as defined in the applicable Indenture) relating to any failure of the Company to observe or perform any covenant or agreement contained in the Notes or the Indentures as a result of the Company’s failure to file with the SEC, or with the Trustee, its Annual Report on Form 10-K for the year ended September 30, 2006, its Annual Report on Form 10-Q for the quarter ended December 31, 2006 and/or any other reports that the Company fails to file in a timely manner for reasons in whole or in part directly or indirectly attributable to or arising out of the Company’s review of its historical stock option grants as initially reported in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2006. The Consenting Holders agree to rescind any notice of acceleration delivered to the Company with respect to such failure to file.

The Consents also provide the Company with the option to repurchase an aggregate of $11.43 million of the outstanding principal amount of the Notes held by the Consenting Holders at a purchase price equal to $1,000 per $1,000 principal amount of the Notes purchased, plus accrued and unpaid interest, if any, to but excluding the date of purchase. The 2005 Consent provides that the Company will not exercise its option to purchase 2005 Notes unless it is also exercising its option to purchase 2004 Notes pursuant to the 2004 Consent and that, as soon as reasonably practicable after the Company purchases Notes pursuant to the Consents, the Company will exchange the 2005 Notes purchased from the holders thereof with 2004 Notes purchased under the 2004 Consent. The option must be exercised by the Company by April 16, 2007. The Company intends to exercise the option by such date.

A copy of each of the 2004 Supplemental Indenture, 2005 Supplemental Indenture, 2004 Consent and 2005 Consent is attached hereto as Exhibit 4.1, 4.2, 10.1 and 10.2, respectively. The foregoing summary of the Supplemental Indentures and the Consents is qualified in its entirety by reference to the Supplemental Indentures and the Consents, which are filed as exhibits to this Current Report on Form 8-K and are hereby incorporated herein by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 above, certain circumstances will require the payment of additional interest on the Notes as set forth in the Supplemental Indentures. The information set forth above under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously disclosed, on January 12, 2007, the Company received two letters purporting to constitute notices of default from persons claiming to hold more than 25% of the 2004 Notes. On January 30, 2007, the Company received three additional letters purporting to constitute notices of default from Cede & Co., the nominee of The Depository Trust Company (“DTC”) and the Holder of record of $21,000,000 in aggregate principal amount of the 2004 Notes. The letters alleged that the Company was in default under the 2004 Indenture as a result of the Company’s failure to timely file with the SEC its Annual Report on Form 10-K for the fiscal year ended September 30, 2006 (the “10-K”) by December 14, 2006. As stated in the prior disclosure, the Company does not believe that a default has occurred; however, if the Company’s interpretation is not correct, then unless the Company cured the default by filing with the SEC within 60 days of its receipt of the notices, the alleged default under the Indenture would ripen into an “event of default” under the Indenture, permitting the Trustee or the holders of 25% in aggregated principal amount of the 2004 Notes to declare all unpaid principal and accrued interest on the Notes then outstanding to be immediately due and payable.

On April 5, 2007, the Company received a notice of acceleration (the “Notice of Acceleration”) dated April 5, 2007, from a single holder of at least 25% in aggregate principal amount of the 2004 Notes informing the Company that, pursuant to the 2004 Indenture, the holder has declared the 2004 Notes due and payable at their principal amount together with accrued and unpaid interest. As described in Item 1.01 above, the 2004 Consent includes a provision whereby the 2004 Consenting Holders, including the single holder that sent the Notice of Acceleration, rescinded the Notice of Acceleration.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth above under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On April 3, 2007, the Company received notice from the Nasdaq Stock Market that the Nasdaq Listing Qualifications Panel has granted the Company’s request for continued listing on the Nasdaq Stock Market subject to certain conditions. The extension is conditioned on the Company filing both its Form 10-K for the fiscal year ended September 30, 2006 and its Form 10-Q for the quarter ended December 31, 2006 with the SEC by no later than May 10, 2007. While the Company is making every effort to satisfy the terms of the extension, it can provide no assurances that it will ultimately be able to do so. If the Company is unable to file both the required Forms 10-K and 10-Q with the SEC by May 10, 2007, the Company intends to request an additional extension from the Panel prior to May 10, 2007.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
4.1
First Supplemental Indenture, dated as of April 9, 2007, by and between EMCORE Corporation and Deutsche Bank Trust Company Americas, as trustee, amending the Indenture, dated as of February 24, 2004, by and between EMCORE Corporation and Deutsche Bank Trust Company Americas, as trustee

4.2
First Supplemental Indenture, dated as of April 9, 2007, by and between EMCORE Corporation and Deutsche Bank Trust Company Americas, as trustee, amending the Indenture, dated as of November 16, 2005, by and between EMCORE Corporation and Deutsche Bank Trust Company Americas, as trustee

10.1	Consent to Amendment and Waiver, dated as of April 9, 2007, by and among EMCORE Corporation and certain holders of the 2004 Notes party thereto
10.2	Consent to Amendment and Waiver, dated as of April 9, 2007, by and between EMCORE Corporation and the holder of the 2005 Notes
99.1	Press Release, dated April 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: April 9, 2007	By: /s/ Adam Gushard Name: Adam Gushard Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1
First Supplemental Indenture, dated as of April 9, 2007, by and between EMCORE Corporation and Deutsche Bank Trust Company Americas, as trustee, amending the Indenture, dated as of February 24, 2004, by and between EMCORE Corporation and Deutsche Bank Trust Company Americas, as trustee

4.2
First Supplemental Indenture, dated as of April 9, 2007, by and between EMCORE Corporation and Deutsche Bank Trust Company Americas, as trustee, amending the Indenture, dated as of November 16, 2005, by and between EMCORE Corporation and Deutsche Bank Trust Company Americas, as trustee

10.1	Consent to Amendment and Waiver, dated as of April 9, 2007, by and among EMCORE Corporation and certain holders of the 2004 Notes party thereto
10.2	Consent to Amendment and Waiver, dated as of April 9, 2007, by and between EMCORE Corporation and the holder of the 2005 Notes
99.1	Press Release, dated April 9, 2007